SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM S-8

                        REGISTRATION STATEMENT UNDER
                         THE SECURITIES ACT OF 1933

                         MORRISON HEALTH CARE, INC.
            (Exact Name of Registrant as Specified in its Charter)

          GEORGIA                                  63-1155966
(State or Other Jurisdiction of           (I.R.S. Employer Identification No.)
 Incorporation or Organization)

     1955 LAKE PARK DRIVE, S.E., SUITE 400, SMYRNA, GEORGIA  30080
(Address of Principal Executive Offices)                     (Zip  Code)

                          1996 STOCK INCENTIVE PLAN
                           (Full Title of the Plan)

                            John E. Fountain, Esq.
                          Morrison Health Care, Inc.
         1955 Lake Park Drive, S.E., Suite 400, Smyrna, Georgia  30080
                   (Name and Address of Agent for Service)

                                (770) 437-3300
         (Telephone Number, Including Area Code, of Agent for Service)

                                   Copy to:
                           Gabriel Dumitrescu, Esq.
                    Powell, Goldstein, Frazer & Murphy LLP
                          191 Peachtree Street, N.E.
                               Sixteenth Floor
                            Atlanta, Georgia 30303

                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
                                    Proposed       Proposed
Title of                            Maximum        Maximum
Securities          Amount          Offering       Aggregate       Amount of
to be               to be           Price Per      Offering        Registration
Registered          Registered      Share          Price           Fee
-------------------------------------------------------------------------------
Common Stock,       900,000         $17.13(2)      $15,412,500(3)  $4,670.46
$0.01 par value     shares(1)

Series A Junior
Participating
Preferred Stock     900,000
Purchase Rights(4)  rights
-------------------------------------------------------------------------------

(1) Representing shares of the Registrant's common stock, $.01 par value (the "Common Stock") that may be issued and sold by the Registrant in connection with the Registrant's 1996 Stock Incentive Plan (the "Plan"). This Registration Statement also covers such indeterminable number of additional shares as may become issuable to prevent dilution in the event of stock splits, stock dividends or similar transactions pursuant to the terms of the Plan. Pursuant to separate Registration Statements on Forms S-8 (Reg. No. 333-2100, Reg. No. 333-4504, and 333-20197), the
Registrant previously registered 500,000 shares, 250,000 shares, and 100,000 shares, respectively, of Common Stock not included in the above figure subject to issuance under the Plan.

(2)  The average of the high and low prices of the Registrant's
Common Stock as reported by The New York Stock Exchange on
November 7, 1997.

(3) The aggregate offering price is calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended.
(4) The Series A Junior Participating Preferred Stock Purchase Rights (the "Rights") are attached to the shares of Common Stock being registered hereby and will be issued for no additional consideration. Therefore, no additional registration fee is required for the registration of the Rights.

Incorporation by reference of contents of Registration Statements on Forms S-8 (Reg. No. 333-2100, Reg. No. 333-4504 and Reg. No. 333-20197).

     The contents of the Registration Statement on Form S-8 filed by the Registrant on March 8, 1996 (File No. 333-2100), the Registration Statement on Form S-8 filed by the Registrant on May 3, 1996 (File No. 333-4504) and the Registration Statement on Form S-8 filed by the Registrant on January 22, 1997 (File No. 333-20197) relating to the Plan are hereby incorporated by reference pursuant to General Instruction E to Form S-8.


Item 8.  Exhibits.

The following opinions and consents are filed with this Registration Statement.

       Exhibit
       Number           Description
------------------------------------------------------------------------------
         5              Opinion of counsel with respect to the
                        securities being registered.

         23.1           Consent of counsel (included in Exhibit 5).

         23.2           Consent of independent auditors.

         24 Power of Attorney (see signature pages to this Registration Statement).




     SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Atlanta, Georgia, on the 12th day of November, 1997.

                              MORRISON HEALTH CARE, INC.

                              By:/s/ Glenn A. Davenport
                                     Glenn A. Davenport
                                     President & Chief Executive Officer




     POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Glenn A. Davenport and John E. Fountain, and either of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.





               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the date indicated.



Signature                   Title                       Date
---------                   -----                       ----

/s/ Glenn A. Davenport      Director and                November 12, 1997
    Glenn A. Davenport      President and Chief
                            Executive Officer
                            (Principal Executive
                            Officer)


/s/ John B. McKinnon        Chairman of the Board       November 12, 1997
    John B. McKinnon


/s/ K. Wyatt Engwall        Senior Vice President,      November 12, 1997
    K. Wyatt Engwall        Finance and Assistant
                            Secretary (Principal
                            Financial Officer)

/s/ Claire L. Arnold        Director                    November 12, 1997
    Claire L. Arnold


/s/ E. Eugene Bishop        Director                    November 12, 1997
    E. Eugene Bishop


/s/ Fred L. Brown           Director                    November 12, 1997
    Fred L. Brown


/s/ A. Robert Outlaw, Jr    Director                    November 12, 1997
    A. Robert Outlaw, Jr


/s/ Dr. Benjamin F. Payton  Director                    November 12, 1997
    Dr. Benjamin F. Payton





                                EXHIBIT INDEX

Exhibit
Number                    Description
-------    --------------------------------------------------------------------
  5        Opinion of counsel with respect to the securities being registered.

  23.1     Consent of counsel (included in Exhibit 5).

  23.2     Consent of independent auditors.

  24       Power of Attorney (see signature pages to this Registration
           Statement).